UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2004

CHINDEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-24624	13-3097642

(Commission File Number)	(IRS Employer Identification No.)

7201 WISCONSIN AVENUE, BETHESDA, MARYLAND 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 215-7777

NA

(Former name or former address, if changed since last report)

ITEM 5.02 (d) ELECTION OF DIRECTORS

The Board of Directors of Chindex International, Inc., acting by unanimous consent, has expanded the board of directors of the Company from seven to nine members and has elected the following two individuals to serve as members of the board to serve until the next annual meeting or until his or her successor is elected and qualified:

     -    Douglas B. Grob of Chevy Chase, Maryland, and

     -    Holli Harris of Seattle, Washington

The unanimous consent was fully signed as of August 13, 2004.

The new directors have not been appointed to any committees. Neither of the new directors is engaged or has been engaged during the last fiscal year in any related transaction with the Company within the meaning of Section 404(a) of Regulation S-K. There is no arrangement or understanding between either new director and any other persons pursuant to which he or she was selected as a director.